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                                                                  EXHIBIT (j)(2)



                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 1, 1999, relating to the financial statements and financial highlights, which appears in the May 31, 1999 Annual Report to Shareholders of Van Kampen Reserve Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
September 26, 2001